Exhibit 10.33

FIRST AMENDMENT TO LEASE

This First Amendment (the “Amendment”) to Lease is made as of July 1, 2011, by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Corporation, LLC, a Delaware limited liability company, successor-in-interest to Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A.            Landlord and Tenant have entered into that certain Lease Agreement dated as of October 28, 2010 (the “Lease”), wherein Landlord leased to Tenant certain premises consisting of approximately 36,724 square feet (“Premises”) of the building located at 450 East 29th Street, New York, New York, 10016, also know as 504 First Avenue, New York, New York, 10016 as more particularly described therein.

B.            Tenant desires to expand the Premises demised under the Lease by adding approximately 4,586 rentable square feet (the “Expansion Premises”) located on the fourth floor of the Building as further described on Exhibit A attached hereto and incorporated herein by this reference.

C.            Landlord and Tenant desire to amend the Lease to, among other things, add the Expansion Premises to the Premises demised under the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Premises. As of July 1, 2011 (“Expansion Premises Commencement Date”), the Premises demised under the Lease are hereby expanded to include the Expansion Premises and Exhibit A to this Amendment shall be deemed added to Exhibit A to the Lease.

2.             Base Rent (Expansion Premises). As of the Expansion Premises Commencement Date, the following definition shall be deemed added to the Basic Lease Provisions of the Lease:

“Base Rent (Expansion Premises): $32,484.16 per month, and $389,810.00 per annum, subject to adjustment on the annual anniversary of the Rent Commencement Date for the Hotel Space in accordance with Section 4 below.”

Notwithstanding anything to the contrary in the Lease, provided that Tenant is not then in Default under the Lease, a portion of Base Rent equal to $10,820.00 per month shall be abated for the period commencing on July 1, 2011 and ending on June 30, 2012.

For purposes of clarification, the term “Base Rent (Hotel Space)” in the Basic Lease Provisions refers to the Base Rent applicable to the Original Hotel Space (defined below).

3.             Definitions. As of the Expansion Premises Commencement Date, the following definitions contained in the Basic Lease Provisions of the Lease shall be deleted in their entirety and replaced

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with the following:

(a)                                 “Premises: That portion of the Project, as shown on Exhibit A, known as (i) the entire 16th floor of the Building (the “Shell Space”), which the parties agree contains 9,767 rentable square feet, (ii) the entire 5th floor of the Science Hotel (other than the Shared Lab Area situated on the fifth floor of the Building), which the parties agree contains 26,957 rentable square feet (the “Original Hotel Space”), and (iii) a portion of the fourth floor shown on Exhibit A, which the parties agree contains 4,586 square feet (the “Expansion Premises”; together with the Original Hotel Space, the “Hotel Space”).

(b)                                 “Base Rent: The sum of Base Rent (Shell Space), Base Rent (Hotel Space), and Base Rent (Expansion Premises).”

(c)                                  “Tenant’s Share: 13.38%”

(d)                                 “Tenant’s Share SLA: 58.92%”

4              Delivery; Acceptance of Expansion Premises.

(a)           As of the Expansion Premises Commencement Date, (i) Tenant shall accept the Expansion Premises in their condition as of such date; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time of delivery.

(b)           Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises or the Project, and/or the suitability of the Expansion Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises or the Project are suitable for the Permitted Use. Landlord shall have no obligation to obtain any permits, approval or entitlements related to Tenant’s use of or conduct of business in the Expansion Premises.

5.             Parking. Notwithstanding anything to the contrary in the Lease, the Expansion Premises shall not be included for purposes of calculating Tenant’s pro rata share of parking under Section 10(a) of the Lease; provided, however, that for so long as Tenant leases the Expansion Premises under the Lease, Tenant shall be entitled to 2 additional, non-reserved parking spaces on the same terms and conditions provided for in Section 10(a) of the Lease including without limitation, the payment of any parking fees and charges required thereunder.

6.             Right To Extend. Notwithstanding anything to the contrary in the Lease, the Extension Right set forth in Section 48 of the Lease shall not apply to the Expansion Premises.

7.             Signage. Landlord shall provide, at Landlord’s sole cost and expense, building directory and suite entry signage for the Expansion Premises (together, the “Expansion Premises Signage”). The size, color and content of the Expansion Premises Signage shall be in Landlord’s sole discretion. Notwithstanding anything to the contrary in the Lease, Tenant shall not be entitled to signage for the Expansion Premises except as expressly set forth in this Section 7.

8.             Miscellaneous.

(a)           This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)           This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(d)           Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction, and that no Broker who shall be paid by Landlord pursuant to a separate Agreement, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)           Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

KADMON CORPORATION, LLC,
a Delaware limited liability company

By:	/s/ Steven N. Gordon
Its:	Steven N. Gordon
Executive Vice President and
General Counsel

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Gary Dean
GARY DEAN
VP - RE LEGAL AFFAIRS

CONSENT OF GUARANTOR

The undersigned, being the Guarantor under that certain Guaranty of Lease dated as of October 28, 2010 (the “Guaranty”) made by the undersigned in favor of Landlord, hereby consents to all of terms, provisions, covenants and conditions set forth in this First Amendment, and to the execution and delivery of this First Amendment by Tenant. Guarantor hereby agrees that all of the guarantees, terms, covenants, conditions, representations and warranties set forth in the Guaranty are in full force and effect for the benefit of Landlord, and are not amended or modified by the terms of this First Amendment, and Guarantor hereby expressly affirms and confirms its obligations, guarantees and liabilities under the Guaranty.

Witness the execution and delivery hereof as an instrument under seal as of the 16th day of June, 2011.

/s/ Samuel D. Waksal
Samuel D. Waksal

EXHIBIT A

EXPANSION PREMISES